Exhibit 3.67

666012        0023

ARTICLES OF INCORPORATION
OF
UDC HOMES CONSTRUCTION, INC.

1. Name: The name of the corporation (hereinafter called “Corporation”) shall be UDC Homes Construction, Inc.

2. Purpose: The purpose for which this Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

3. Initial Business: The Corporation initially intends to conduct the business of construction activities in the State of Arizona; provided, however, that such initial intention shall in no manner whatever limit the character of the business which the Corporation may ultimately conduct.

4. Authorized Capital: The authorized capital stock of this Corporation shall be 100 shares of common stock, par value $1.00 per share.

5. Statutory Agent: The name and address of the initial statutory agent of the Corporation is Ronald E. Lowe, Esq., Lowe & Berman, P.A., 2901 North Central Avenue, Suite 1100, Phoenix, Arizona 85012.

6. Known Place of Business: The known place of business of the Corporation shall initially be 4812 South Mill Avenue, Tempe, Arizona 85282, but a different and other offices and places for conducting business, both within and without the State of Arizona, may be established from time to time by the Board of Directors.

7. Board of Directors: The initial Board of Directors shall consist of two (2) directors. The persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are: Richard C. Kraemer, 4812 South Mill Avenue, Tempe, Arizona 85282 and Robert H. Daskal, 4812 South Mill Avenue, Tempe, Arizona 85282. Otherwise, the number of persons to serve on the Board of Directors shall be fixed by the Bylaws of the Corporation.

8. Quorum: A quorum at any meeting of the Board of Directors shall consist of a majority of the number of directors then serving, but not less than two (2) directors, provided that if and when a Board of Directors comprised of one member is authorized, or in the event that only one director is then serving, then one director shall constitute a quorum.

9. Incorporators: The names and addresses of the incorporators of the Corporation are:

Robert H. Daskal

4812 South Mill Avenue

Tempe, Arizona 85282

Gina M. Self

4812 South Mill Avenue

Tempe, Arizona 85282

All powers, duties and responsibilities of the incorporators shall cease at the time of filing of these Articles of Incorporation with the Arizona Corporation Commission.

10. Distributions From Capital Surplus: The Board of Directors of the Corporation may, from time to time, distribute on a pro rata basis to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or in property.

2

11. Indemnification of Officers, Directors, Employees and Agents: Subject to the further provisions hereof, the Corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including but not limited to legal fees, judgments, penalties, fines, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment or service as a director, officer, employee, or agent of the Corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the Corporation whether the legal action brought or threatened is by or in the right of the Corporation or by any other person. Whenever any existing or former director, officer, employee, or agent shall report to the President of the Corporation or the Chairman of the Board of Directors that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, fines, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment or service as a director, officer, employee or: agent of the Corporation, the Board of Directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act or refused to act willfully, or acted with gross negligence or with fraudulent

3

or criminal intent. If the Board of Directors determines in good faith that such person did not act, fail to act, refuse to act willfully, or act with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein, provided, however, that the Corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the Corporation, at its own expense and through counsel of its own choosing to defend him or her in the action.

12. Repurchase of Shares: The Board of Directors of the Corporation may, from time to time, cause the Corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the Corporation.

13. Dividends: The Board of Directors may authorize the payment of dividends to the holders of shares of any class of stock payable in shares of any other class.

IN WITNESS WHEREOF, we, the undersigned, have hereunder set our hands this 26 day of February, 1992.

Robert H. Daskal

Gina M. Self

4

STATE OF ARIZONA

NOTICE OF ACCEPTANCE

OF APPOINTMENT OF STATUTORY AGENT

OF

UDC HOMES CONSTRUCTION, INC.

TO:	Arizona Corporation Commission
1200 West Washington Street
Phoenix, Arizona 85007

You are hereby notified that the undersigned has accepted the position of Statutory Agent of:

UDC HOMES CONSTRUCTION, INC.

DATED: 2/26/92

Ronald E. Lowe, Esq. 2901 North Central Avenue Suite 1100 Phoenix, Arizona 85012

Ronald E. Lowe

CONSENT TO USE OF NAME

STATE OF ARIZONA

TO:	Arizona Corporation Commission
P.O. Box 6019 1200 West Washington Phoenix, Arizona 85009 Attention: Incorporating Division

RE:	Consent to Use of Name “UDC HOMES CONSTRUCTION, INC.”

You are hereby notified that (i) UDC-Universal Development L.P., a Delaware limited partnership doing business in Arizona as UDC Homes Limited Partnership, (ii) UDC Development Limited Partnership, an Arizona limited partnership, (iii) UDC Homes Construction Limited Partnership, an Arizona limited partnership, (iv) UDC Corporation, a Delaware corporation, in its own capacity and as general partner of UDC-Universal Development L.P., as general partner of UDC Development Limited Partnership, and as general partner UDC Homes Construction Limited Partnership, (v) UDC Advisory Services, Inc., an Illinois corporation, and (vi) UDC Mortgage Corporation, an Arizona corporation, hereby grant UDC Homes Construction, Inc., an Arizona corporation, consent to the use by the above-named corporation of the name “UDC HOMES CONSTRUCTION, INC.”

UDC-UNIVERSAL DEVELOPMENT L.P., a Delaware limited partnership doing business in Arizona as UDC HOMES LIMITED PARTNERSHIP

By	UDC CORPORATION, a Delaware corporation, general partner

By
Its	EVP

UDC DEVELOPMENT LIMITED PARTNERSHIP, an Arizona limited partnership

By UDC CORPORATION, a Delaware corporation, general partner

By
Its	EVP

UDC HOMES CONSTRUCTION LIMITED PARTNERSHIP, an Arizona limited partnership

By UDC CORPORATION, a Delaware corporation, general partner

By
Its	EVP

UDC CORPORATION, a Delaware corporation

By
Its	EVP

2

UDC ADVISORY SERVICES, INC., an Illinois corporation

By
Its	PRER

UDC MORTGAGE CORPORATION, an Arizona corporation

By
Its	EXECUTIVE VICE PRESIDENT

254002014030

3

6 6 6 0 1 2         0 0 2 3

20007411

FILED

ARIZONA

SECRETARY OF STATE

September 11, 1987

CERTIFICATE OF LIMITED PARTNERSHIP OF UDC HOMES CONSTRUCTION LIMITED PARTNERSHIP made as of the 1st day of September, 1987, by and between UDC CORPORATION, a Delaware corporation (hereinafter referred to as the “General Partner”), and UDC-UNIVERSAL DEVELOPMENT L.P., a Delaware limited partnership doing business in the State of Arizona as UDC Homes Limited Partnership (hereinafter referred to as the “Limited Partner”) (the General Partner and the Limited Partner being sometimes hereinafter referred to as the “Partners”).

WHEREAS, the General Partner and the Limited Partner have executed a Limited partnership Agreement (hereinafter the “Limited Partnership Agreement”) in furtherance of their desire to form an Arizona limited partnership to be known as UDC Homes Construction Limited Partnership (herein after the “Partnership”).

THE OFFICE OF THE SECRETARY OF STATE HEREBY DISCLAIMS ANY REPRESENTATION THAT THESE DOCUMENTS, FILED PURSUANT TO THE [ILLEGIBLE] LIMITED PARTNERSHIP ACT, [ILLEGIBLE]

ARIZONA SECRETARY OF STATE

WHEREAS, the General Partner and the Limited Partner desire to complete the process of forming the Partnership by executing this Certificate of Limited Partnership in duplicate and filing same with the Secretary of State of the State of Arizona.

NOW, THEREFORE, the undersigned hereby certify that:

1. Name. The name of the Partnership is UDC Homes Construction Limited Partnership (hereinafter the “Partnership”).

2. Character of Business. The character of the business of the Partnership is to engage in construction activities in the State of Arizona and to engage in such other lawful activities as the General Partner desires to engage.

3. Office. The address of the Partnership’s office required to be maintained by A.R.S. §29-304 is 4820 South Mill Avenue, Tempe, Arizona 85282.

4. Statutory Agent. The name and address of the agent of the Partnership for service of process required to be maintained by A.R.S. §29-304 is Ronald E. Lowe, Steptoe & Johnson, 3300 North Central Avenue, Suite 1650, Phoenix, Arizona 85012.

5. Partners. The name and business address of the sole general partner of the Partnership is UDC Corporation, a Delaware corporation, 4820 South Mill Avenue, Tempe,

Arizona 85282. The name and business address of the sole limited partner of the partnership is UDC-Universal Development L.P., a Delaware limited partnership doing business in the State of Arizona as UDC Homes Limited Partnership, 4820 South Mill Avenue, Tempe, Arizona 85282.

6. Contributions. The General Partner and the Limited Partner have made capital contributions of $1,000.00 and $99,000.00, respectively. Neither the Limited Partner nor the General Partner have agreed to make any additional capital contribution to the Partnership and the Limited Partner shall not be obligated to make any additional contribution to the Partnership. The General Partner has agreed to manage the Partnership.

7. Assignment. Neither the General Partner nor the Limited Partner may assign, pledge, encumber, sell or otherwise dispose of its interest in the Partnership or any part thereof without the written consent of the other Partner.

8. Withdrawal. The Limited Partner does not have the right to withdraw from (or otherwise terminate its membership in) the Partnership, except as is provided in paragraph 7 above. The General Partner, under certain circumstances, does have the right to resign and may be removed in the event of the General Partner’s gross negligence, self-dealing or embezzlement, whereupon the Partnership is to be liquidated and its business activities terminated

(unless a new General Partner is appointed pursuant to paragraph 17 of the Limited Partnership Agreement). The proceeds available subsequent to the liquidation of the Partnership’s business are to be applied and distributed in the following order of priority:

(a) To the payment of debts and liabilities of the Partnership (other than any unsecured loans or advances that may have been made by either of the Partners to the Partnership) and the expenses of liquidation.

(b) To the setting up of any reserves which the General Partner (or the liquidation committee appointed in accordance with the Limited Partnership Agreement) deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership.

(c) To the repayment of any loans or advances that may have been made by any of the Partners to the Partnership.

Any remaining proceeds available from the liquidation of the Partnership’s business shall be distributed as follows: One percent (1%) thereof shall be distributed to the General Partner and ninety-nine percent (99%) thereof shall be distributed to the Limited Partner.

9. Distributions. Cash and cash equivalents and other assets held by the Partnership which the General Partner determines are in excess of an amount necessary to provide a reasonable reserve for accomplishing the purpose of the Partnership shall be paid as capital distributions as follows:

(a) One percent (1%) of all distributions shall be made to the General Partner; and

(b) Ninety-nine percent (99%) of all distributions shall be made to the Limited Partner.

The foregoing and other provisions of this Certificate of Limited Partnership set forth the rights of the Partners to receive (and of the General Partner to make) distributions of property.

10. Events of Dissolution. The partnership is to be terminated and dissolved upon the expiration of the term of the Partnership (December 31, 2015), unless extended by all of the Partners, or upon the retirement, resignation, dissolution, liquidation, bankruptcy or insolvency of the General Partner (unless a new General Partner is appointed pursuant to the Partnership Agreement), or upon the occurrence of any event requiring termination or dissolution under the Arizona Uniform Limited Partnership Act as amended from time to time. Upon the occurrence of an event described above, the General Partner (or in the event there is no General Partner, a liquidation committee described in the Limited Partnership Agreement) shall proceed to the liquidation of the Partnership and the termination of its activities and the distribution of monies and assets in a manner similar to that described in paragraph 8 above.

11. Continuance of Business. There is only one General Partner and thus no remaining General Partner has the right to continue the business of the Partnership upon the happening of an event of withdrawal of a General Partner. There is, however, a right in the Limited Partner to appoint a new General Partner.

IN WITNESS WHEREOF, the parties, constituting all of the Partners of the Partnership, first being duly sworn upon their oath, hereby execute the foregoing Certificate of Limited Partnership as of the 1st day of September, 1987.

UDC CORPORATION, a Delaware corporation

By
	Its	Vice President
General Partner

1.3003

UDC-UNIVERSAL DEVELOPMENT L.P., a Delaware limited partnership doing business in the State of Arizona as UDC Homes Limited Partnership

By	UDC CORPORATION, a Delaware corporation, general partner

By
	Its	Vice President
Limited Partner

1.3003

STATE OF ARIZONA	)
	)	ss.
County of Maricopa	)

On this 1st day of September, 1987, before me, the undersigned officer, personally appeared Boyd L. Gillilan, who acknowledged himself to be Vice President of UDC CORPORATION, a Delaware corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

STATE OF ARIZONA	)
	)	ss.
County of Maricopa	)

On this 1st day of September, 1987, before me, the undersigned officer, personally appeared Boyd L. Gillilan who acknowledged himself to be Vice President of UDC CORPORATION, a Delaware corporation, general partner of UDC-UNIVERSAL DEVELOPMENT L.P., a Delaware limited partnership doing business in the State of Arizona as UDC Homes Limited Partnership, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself.

IN WITNESS WHEREOF, I hereunto set my band and official seal.

Notary Public

My Commission Expires:

1.3003

CONSENT TO USE OF NAME

STATE OF ARIZONA

TO:	The Honorable Rose Mofford
Secretary of State
1700 West Washington Street
Capital West Wing, 7th Floors
Phoenix, Arizona 85007

Attention: Limited Partnership Division

RE:	Consent to Use of Name “UDC Homes Construction Limited Partnership”

You are hereby notified that UDC-Universal Development L.P., a Delaware limited partnership doing business in Arizona as UDC Homes Limited Partnership and UDC Corporation, a Delaware corporation, in its own capacity and as general partner of UDC-Universal Development L.P., hereby grants UDC Homes Construction Limited Partnership, an Arizona limited partnership, consent to the use by the above-named limited partnership of the name “UDC Homes Construction Limited Partnership.”

UDC-UNIVERSAL DEVELOPMENT L.P., a Delaware limited partnership doing business in Arizona as UDC HOMES LIMITED PARTNERSHIP

By	UDC CORPORATION, a Delaware corporation, general partner

By
Its	Vice President

UDC CORPORATION, a Delaware corporation

By
Its	Vice President

3.0904

2